                                                                    EXHIBIT 99.2




CONTACTS:
Media Relations                             Investor Relations
Mike Jacobsen                               John Kristoff
(330) 490-3796                              (330) 490-5900
jacobsm1@diebold.com                        kristoj@diebold.com


FOR IMMEDIATE RELEASE:
September 21, 2005

DIEBOLD REDUCES 2005 THIRD QUARTER AND YEAR-END EARNINGS OUTLOOK
North America revenue outlook below previous expectations; investor conference call scheduled for today at 10:00 a.m. ET

         NORTH CANTON, Ohio -- Diebold, Incorporated (NYSE: DBD) today announced it is lowering its third quarter and full-year earnings per share guidance for 2005.
         The company now anticipates third quarter EPS in the range of $.32 to $.37, which includes restructuring charges of approximately $.07 per share related to the continued realignment of its operations, manufacturing start-up and other one-time costs of approximately $.04 per share, and the one-time gain of approximately $.18 per share on the sale of the campus card systems business. Excluding these items, EPS is expected to be in the range of $.25 to $.30*.
         Full-year EPS is now expected to be $1.90 to $2.00*. This range excludes restructuring charges of approximately $.30 per share, manufacturing start-up costs and other one-time costs of approximately $.08 per share, and the one-time gain of approximately $.18 per share on the sale of the campus card systems business. This revised earnings guidance compares to 2004 full-year earnings per share of $2.53.

         Factors contributing to the lowered earnings expectations are:

          o Overall North America financial self-service revenue outlook is lower than previously expected, resulting in lower profit expectations.

          o Certain revenue anticipated from the company's North America business for the third quarter is being pushed out to future periods, partially impacted by the effect of Hurricane Katrina.

          o Operational inefficiencies, rising fuel costs and pricing pressures are continuing to negatively impact gross margins.

          o Higher effective tax rate of approximately 34 percent for the year.

         "I am extremely disappointed with our lack of progress in correcting our operational inefficiencies, and I am personally committed to taking immediate action to improve our effectiveness in these areas," said Walden W. O'Dell, Diebold chairman and chief executive officer. "We are evaluating further restructuring and other actions to improve our performance and competitiveness beyond the current restructuring guidance. We will have more to report on all these efforts during the coming months."

                                     (more)

*See accompanying notes for non-GAAP measures.


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PAGE 2/ DIEBOLD REDUCES OUTLOOK

         Total financial self-service revenue is expected to be more than $50 million lower during the current quarter compared to previous expectations, with most of the shortfall occurring in North America as the company experienced continued market weakness in the more profitable regional bank segment. This segment represents the majority of Diebold's North America automated teller machine-related sales, with half of the company's global financial self-service revenue derived from North America. The lowered revenue expectations are also a result of customer delays and operational inefficiencies that were compounded by Hurricane Katrina, which affected scheduled ATM deliveries, security installations, service maintenance contracts and other near-term business throughout the Gulf region.

         Additionally, the impact of Hurricane Katrina is negatively affecting scheduled election systems deliveries in the Gulf region, resulting in approximately $10 million in lower elections systems revenue during the quarter. While management is still quantifying the overall impact of Hurricane Katrina, the company anticipates overcoming some of the shortfall caused by the hurricane in future periods as the affected regions begin to rebuild.

         Also, fuel prices have increased dramatically, resulting in significantly higher costs in freight and service fleet operations. The company is taking steps to overcome this continuing issue, including instituting a fuel surcharge on certain services.

         "We continue to be adversely affected by significantly unfavorable geographic revenue mix as the North America market for ATMs has weakened, particularly among regional banks," added O'Dell. "In addition, we are experiencing global supply chain and manufacturing inefficiencies and rising commodity costs, which were exacerbated by Hurricane Katrina. In response, we are instituting price increases in appropriate areas. Despite the recent weakness in the North America ATM market, we remain confident that the markets we serve remain healthy, and the actions we are taking will better position us for 2006 and beyond."

         NOTE TO EDITORS: Please refer to Diebold press release "Diebold Announces New Corporate Structure", also issued today, for related information.

NOTES FOR NON-GAAP MEASURES
     Reconciliation of GAAP EPS to non-GAAP measures:

                                                GUIDANCE Q3 2005             GUIDANCE FULL-YEAR 2005
                                             ---------------------           -----------------------
Total EPS (GAAP)                              $0.32          $0.37            $1.70         $1.80
Gain on Sale of Discontinued                 (0.18)         (0.18)           (0.18)        (0.18)
Operations
Restructuring Charges                          0.07           0.07             0.30          0.30
Other Special Items                            0.04           0.04             0.08          0.08
                                               ----           ----             ----          ----
Operating EPS (Non-GAAP)                      $0.25          $0.30            $1.90         $2.00
                                              =====          =====            =====         =====

         The company believes excluding these items provides meaningful insight into the ongoing performance of its operations.

                                     (more)


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PAGE 3/ DIEBOLD REDUCES OUTLOOK

         Investor call information
         A special investor conference call with Walden W. O'Dell, chairman and chief executive officer, and Kevin J. Krakora, vice president, corporate controller and acting chief financial officer, will be held today at 10 a.m.
(ET). This conference call will last approximately 30 minutes. Participants should plan to dial in 15 minutes prior to the session. Details on the call are as follows:

                          Call-in numbers              Passcode              Time/Date
Conference call           (913) 981-4904               3726640               10 a.m. (ET), 9/21/05
Call replay               (719) 457-0820               3726640               Begins: 1 p.m. (ET), 9/21/05
                                                                             Ends: 5 p.m. (ET), 9/28/05

         Also, Diebold will release third quarter financial results on October 26, before trading begins on the New York Stock Exchange. Walden W. O'Dell and Kevin J. Krakora will discuss the results during a conference call scheduled to begin at 10 a.m. (ET) that day. The conference call will last approximately one hour. Participants should plan to dial in 15 minutes prior to the session. Details on the call are as follows:

                          Call-in numbers              Passcode              Time/Date
Conference call           (913) 981-4910               227045                10 a.m. (ET), 10/26/05
Call replay               (719) 457-0820               227045                Begins: 1 p.m. (ET), 10/26/05
                                                                             Ends: 5 p.m. (ET), 11/2/05

         Live access to both calls is also available on Diebold's Web site at www.diebold.com. The replays can be accessed on the site for three months after the calls. Detailed financial information regarding Diebold's third quarter results will be available on the company's Web site.


FORWARD-LOOKING STATEMENTS
         In this press release, statements that are not reported, financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of restructuring and other cost-reduction initiatives.

         The use of the words "believes," "anticipates," "expects," "intends" and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.



                                     (more)

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PAGE 4/ DIEBOLD REDUCES OUTLOOK

         Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

o competitive pressures, including pricing pressures and technological developments;

o changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

o changes in political, economic or other factors such as commodity prices, currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

o acceptance of the company's product and technology introductions in the marketplace;

o    unanticipated litigation, claims or assessments;

o the company's ability to reduce costs and expenses and improve internal operating efficiencies;

o variations in consumer demand for financial self-service technologies, products and services;

o challenges raised about reliability and security of the company's election systems products, including the risk that such products will not be certified for use or will be decertified;

o changes in laws regarding the company's election systems products and services;

o potential security violations to the company's information technology systems;

o the company's ability to achieve benefits from its restructuring and other cost-reduction initiatives; and

o other factors affecting the company's business beyond its control, including, without limitation, the occurrence of natural disasters.

         Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 14,000 associates with representation in nearly 90 countries worldwide and is headquartered in North Canton, Ohio, USA. Diebold reported revenue of $2.4 billion in 2004 and is publicly traded on the New York Stock Exchange under the symbol 'DBD.' For more information, visit the company's Web site at www.diebold.com.

                                       ###

PR/xxxx